Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sarah E. Madsen and Eric J. Martin, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 with respect the shares of common stock, par value $0.001 per share, of United Fire Group, Inc. to be offered and sold pursuant to the United Fire Group, Inc. Non-Employee Director Stock Plan, as amended, and any amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Kevin J. Leidwinger		August 21, 2026
Kevin J. Leidwinger	President, Chief Executive Officer, Director (Principal Executive Officer)
/s/ Eric J. Martin		August 21, 2026
Eric J. Martin	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ Adam M. Vogt		August 21, 2026
Adam M. Vogt	Vice President, Chief Accounting Officer (Principal Accounting Officer)
/s/ James W. Noyce		August 21, 2026
James W. Noyce	Chairperson and Director
/s/ Teresa Brown		August 21, 2026
Teresa Brown	Director
/s/ Scott L. Carlton		August 21, 2026
Scott L. Carlton	Director
/s/ Brenda K. Clancy		August 21, 2026
Brenda K. Clancy	Director
/s/ Christopher R. Drahozal		August 21, 2026
Christopher R. Drahozal	Director
/s/ Matthew R. Foran		August 21, 2026
Matthew R. Foran	Director
/s/ Mark A. Green		August 21, 2026
Mark A. Green	Director
/s/ Lura E. McBride		August 21, 2026
Lura E. McBride	Director
/s/ George D. Milligan		August 21, 2026
George D. Milligan	Director
/s/ Gilda L. Spencer		August 21, 2026
Gilda L. Spencer	Director
/s/ Susan E. Voss		August 21, 2026
Susan E. Voss	Director